                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sharper Image Corporation of our report dated March 24, 2000, appearing in the Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 2000.


/s/ Deloitte & Touche LLP
San Francisco, California
August 21, 2000